UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 31, 2007

Penton Media, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-14337	36-2875386

(Commission File Number)	(IRS Employer Identification No.)

The Penton Media Building 1300 East Ninth Street, Cleveland, Ohio	44114-1503

(Address of Principal Executive Offices)	(Zip Code)
216-696-7000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On January 31, 2007, Penton Media, Inc. announced that its previously announced cash tender offers for (i) any and all of its outstanding
11-7/8% Senior Secured Notes due 2007 and (ii) any and all of its outstanding 10-3/8% Senior Subordinated Notes due 2011, have been extended. The tender offers, previously set to expire at 9:00 a.m., New York City time, on January 31, 2007, will now expire at 9:30 a.m., New York City time, on February 1, 2007, unless otherwise extended or earlier terminated. The tender offers are being extended in order to coordinate the closing of the tender offers with the expected closing of Penton’s previously announced merger with Prism Business Media Holdings, Inc. Except for the above change, all terms and conditions of the tender offers are unchanged and remain in full force and effect.
A copy of the press release announcing the extension of the tender offers is filed as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1    Press Release dated January 31, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENTON MEDIA, INC.
January 31, 2007	By: Name: Title:	/s/ Preston Vice Preston Vice Chief Financial Officer